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                                                                       EXHIBIT 8


                                                     April ____, 1998


CIBC Oppenheimer
Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
CIBC Oppenheimer Tower
One World Financial Center
New York, New York  10281

Re:      Series A ____% Capital Securities of
         USBANCORP Capital Trust I

Ladies and Gentlemen:

         We have acted as tax counsel for USBANCORP, Inc., a Pennsylvania corporation (the "Company"), and USBANCORP Capital Trust I, a statutory business trust organized under the Business Trust Act of the State of Delaware (12 Del. Code Ann., tit. 12, Sections 3801, et seq.) (the "Trust" and, together with the Company, the "Offerors"), in connection with the sale pursuant to an Underwriting Agreement dated ________, 1998, among the Company, the Trust and the purchasers (the "Purchasers") named therein (the "Underwriting Agreement"), of 1,200,000 shares of Series A ____% Capital Securities (liquidation amount $25 per capital security) of the Trust (the "Series A Capital Securities"), representing undivided beneficial interests in the assets of the Trust.

         The Series A Capital Securities are guaranteed (the "Series A Capital Securities Guarantee") by the Company with respect to distributions and payments upon liquidation, redemption, and otherwise pursuant to the Series A Capital Securities Guarantee Agreement, dated as of ________, 1998 (the "Series A Capital Securities Guarantee Agreement"), between the
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
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Company and The Bank of New York, as Guarantee Trustee, for the benefit of the holders of the Series A Capital Securities.

         In connection with the issuance of the Series A Capital Securities, the Trust is also issuing 37,114 shares of its common securities (liquidation amount of $25 per common security) (the "Common Securities"), representing undivided beneficial interests in the assets of the Trust.

         The entire proceeds from the sale of the Series A Capital Securities and the Common Securities are to be used by the Trust to purchase an aggregate principal amount of $30,927,850 of Series A ____% Junior Subordinated Deferrable Interest Debentures due June 30, 2028 (the "Series A Subordinated Debentures"), to be issued by the Company. The Series A Capital Securities and the Common Securities are to be issued pursuant to the Amended and Restated Trust Agreement dated as of April 15, 1998 (the "Trust Agreement"), among the Company, as sponsor, The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), The Bank of New York, as property trustee (the "Property Trustee"), and Terry K. Dunkle, Jeffrey A. Stopko and Anthony M. V. Eramo as administrative trustees. The Series A Subordinated Debentures are to be issued pursuant to an indenture, to be dated as of April 1, 1998 (the "Indenture"), between the Company and The Bank of New York, as Debenture Trustee.
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
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         Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

         You have requested our opinion that (a) the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes, and (b) the Series A Subordinated Debentures will be treated as indebtedness for United States federal income tax purposes. In connection with this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Prospectus; (ii) the Certificate of Trust filed by the Property Trustee and the Delaware Trustee with the Secretary of State of the State of Delaware as of ________, 1998; (iii) an executed copy of the Trust Agreement, including the designation of the terms of the Series A Capital Securities; (iv) the form of Series A Capital Securities and a specimen certificate thereof; (v) an executed copy of the Series A Capital Securities Guarantee Agreement; (vi) an executed copy of the Indenture; (vii) the form of Series A Subordinated Debentures and a specimen certificate thereof;
(viii) the form of Common Securities and a specimen certificate thereof; (ix) an executed copy of the Purchase Agreement; and (x) representations set forth in a certificate from an officer of the Company dated ________, 1998.

         In our review, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
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conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our review of documents executed, or to be executed by parties other than the Trust, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, assumptions, information, covenants, and representations set forth in the documents referred to above and the statements and representations made by the Company and the Trust and others referenced above.

         In providing our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all as of the date hereof, and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
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our conclusions. Moreover, there can be no assurance that the Internal Revenue
Service will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, we are of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

         Based solely upon the foregoing and upon the assumptions set forth herein, and subject to the qualifications and caveats set forth herein, we are of the opinion that, under present law, for United States federal income tax purposes:

         1. The Trust will be classified as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Series A Capital Securities will generally be considered the owner of an undivided interest in the Series A Subordinated Debentures;

         2. Subject to the discussion set forth below under the heading "SERIES A SUBORDINATED DEBENTURES," the
                  Series A Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes; and

         3. Although the discussion set forth in the Prospectus under the heading "CERTAIN FEDERAL INCOME TAX
                  CONSEQUENCES" does not purport to discuss all possible
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
Page 6


              United States federal income tax consequences of the purchase, ownership, and disposition of the Series A Capital Securities, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the relevant United States federal income tax consequences of the purchase, ownership, and disposition of Series A Capital Securities under current law.

                    ----------------------------------------

                        SERIES A SUBORDINATED DEBENTURES

         Generally, the characterization of an instrument as debt or equity for United States federal income tax purposes depends on all the facts and circumstances surrounding the issuance and operation of a particular instrument, and no single factor or characteristic is considered to be controlling. See, e.g., John Kelley Co. v. Commissioner, 326 U.S. 521 (1946). The taxpayer has the burden of proving that a particular instrument is debt or equity. See White v. United States, 305 U.S. 281, 292 (1938); Smith v. Commissioner, 370 F.2d 178, 180 (6th Cir. 1966).

         In determining whether a particular instrument evidences a debtor-creditor or equity relationship, different courts have identified a number of factors that must be evaluated and have weighed the relative importance of such factors in light of the particular facts and circumstances of the instrument under examination. See Fin Hay Realty Co. v. United States, 398 F.2d
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
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694, 696 (3d Cir. 1968); Tyler v. Tomlinson, 414 F.2d 844, 848 (5th Cir. 1969).
In cases where a purported debt instrument is not held proportionately with shareholding, the factors which appear to be the most important are those that distinguish the rights and remedies of creditors from those of stockholders. See, Federal Express Corp. v. United States, 645 F. Supp. 1281 (W.D. Tenn.
1986). In such cases, the most relevant factors are (i) a definite maturity date and certainty of payment, (ii) the ability to force repayment in the event of a default, (iii) subordination, (iv) adequacy and unconditionality with respect to the payment of interest, (v) participation in the success of the issuer's business, and (vi) participation in the management of the issuer. See Scriptomatic, Inc. v. United States, 555 F.2d 364 (3d Cir. 1977); Federal Express, supra, at 1290-91.

         Based on the factors identified above, the following features of the Series A Subordinated Debentures (hereinafter, the "SASD") are the most relevant to the determination of whether they should be classified as indebtedness of the
Company:

         1.       Term.  The term of the SASD is approximately thirty
                  (30) years, and the SASD are payable in cash upon maturity.


         2. Interest. The Company is obligated to pay interest on the SASD without regard to the Company's earnings; and, while the Company has the right at any time during the term of the SASD to defer payment of interest on the SASD for up to twenty (20) consecutive quarterly interest payment periods (each an "Extension Period"), this interest payment deferral option (the "Deferral
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
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                  Option") is clearly limited and the Trustees of the Trust can sue to compel payment of the amounts then due if the Company exceeds the scope of the Deferral Option. In addition, interest will compound quarterly at the coupon rate ("Additional Interest") on any deferred interest to the extent permitted by law.


         3. Default. Any default in the payment of interest (other than a deferral permitted pursuant to the Deferral Option) or other amounts results in a legally enforceable right of Trustees of the Trust against the Company to accelerate the SASD and obtain full payment.

         4. Subordination. The SASD are subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture, but are pari passu with the general unsecured creditors of the Company and senior to all classes of equity of the Company.

         5. Management. Neither the Trust nor the holders of the Series A Capital Securities (the "Holders") are entitled to vote or otherwise participate in the management of the Company.

         6. Non-Tax Characterization. The SASD, the Trust and the Series A Capital Securities are designed to enable the Company to receive more favorable treatment for its senior debt than it would receive if the Company issued senior debt to the public rather than issuing the SASD to the Trust. In addition, for accounting purposes, the Series A Capital Securities and the SASD are expected to be reflected in the Company's consolidated financial statements as "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures, Series A." The Trust, the Company and the Holders will, however, treat the SASD as indebtedness of the Company for all purposes related to United States federal income taxation.

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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
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         The SASD, therefore, have indicia typical of debt, and essentially all of their attributes are characteristic of debt instruments. Arguably, only to the extent that (i) a thirty (30) year maturity may be considered unreasonable,
(ii) the Company may receive more favorable treatment for its senior debt from independent credit rating agencies and regulatory authorities than it would receive if the Company instead issued senior debt to the public, and (iii) interest may be deferred pursuant to the Deferral Option, could the SASD be seen as having any material equity-like characteristics. As discussed below, these features of the SASD either should not constitute equity-like characteristics, or they should not undermine the classification of the SASD as indebtedness of the Company.

         A.       The Term.

                  No particular period constitutes a per se reasonable maturity date in all situations. The line between debt and equity is not determined solely by the term of the instrument. Instruments with maturities ranging from 50 to 99 years have been found to qualify as debt when the borrower's business is expected to continue for that period or there is a contractual obligation that is reasonably likely to be satisfied on or prior to a definite date. See Monon Railroad v. Commissioner, 55 T.C. 345, 359 (1970) (50 year debt); Ruspyn Corporation v. Commissioner, 18 T.C. 769 (1952) (89 year debt); Mayerson v. Commissioner, 47 T.C. 340 (1966) (99 year debt). In contrast, if the term of the instrument is expected to extend beyond the expected life of an
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
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issuer's assets, equity classification is more likely. See Swoby Corporation v.
Commissioner, 9 T.C. 887, 894 (1947) (99 year instrument not debt).

                  The term of the SASD will be approximately thirty (30) years. This term should be viewed as a reasonable maturity for the Company, inasmuch as the Company has a sound credit rating for the Series A Capital Securities, as evidenced by the "BBB-" investment grade rating assigned to the Series A Capital Securities by Thomson Bank Watch, and the Company expects, and has represented to us that it expects, to have future cash flow or access to financing sufficient to support the payments that will become due on the SASD. Moreover, in the unlikely event that a thirty (30) year term is considered excessive for the Company, the term is but one factor leaning towards equity characterization, and this factor should be outweighed by other factors inherent in the SASD that are indicative of debt classification.

         B.       Non-Tax Characterization.

                  The Internal Revenue Service has taken the position that the characterization of an instrument for non-tax purposes, including accounting, regulatory or rating agency purposes, is a relevant factor in classifying an instrument as debt or equity. Notice 94-47, 1994-19 I.R.B. 9 (May 9, 1994). Courts, however, have placed less importance on the treatment of an instrument for non-tax purposes and have stated that such treatment is, at most,
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
Page 11


one factor to consider and is certainly not controlling for United States federal income tax purposes. See, e.g., Cottage Savings Association v. Commissioner, 499 U.S. 554 (1991); Thor Power Tool Co. v. Commissioner, 439 U.S. 522, 538-44 (1979).

                  The SASD, the Trust and the Series A Capital Securities are designed to enable the Company to receive more favorable treatment for its senior debt than it would receive if the Company had issued additional senior debt to the public rather than issuing the SASD to the Trust. For example, it is our understanding that the funds received through the issuance of the Series A capital Securities will, generally, constitute "Tier 1 Capital" for bank holding companies subject to regulation by the Federal Reserve. In addition, for financial accounting purposes, the Series A Capital Securities and the SASD are expected to be reflected in the Company's consolidated financial statements as "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures, Series A." Such categorization will, however, still cause the Series A Capital Securities to constitute a liability of the Company for financial accounting purposes.

         Under the view espoused by the Internal Revenue Service, these non-tax characteristics of the SASD may be viewed as equity-like features of the SASD. Nevertheless, the Internal Revenue Service does not treat this factor as conclusive, but rather treats it as one of the many factors that must be weighed in reaching a determination. In addition, it is unclear whether
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
Page 12


the courts would place any material weight on the treatment of the SASD for these non-tax purposes. Moreover, the treatment of the SASD for accounting, regulatory and credit rating agency purposes does not affect the Company's obligations under the SASD, or the Company's ability to meet it's principal and interest obligations on the SASD or undermine the creditor rights inherent in the SASD. Therefore, the characterization of the SASD by regulatory authorities and independent credit rating agencies, and their status for financial accounting and regulatory purposes, should not jeopardize their status as indebtedness of the Company. At worst, such non-tax characterizations could be viewed as relatively minor equity-like features of the SASD that should not jeopardize their status as indebtedness of the Company.

         C.       Interest Deferral Option.

                  The ability to forego making periodic payments provided for under the terms of an instrument, such as the Deferral Option, may also be viewed as an equity-like feature. Nevertheless, and even though the Deferral Option is a valuable rights to the Company, the mere ability to defer interest on the SASD should not have a material effect on the classification of the SASD as debt, since (i) interest will compound quarterly at the coupon rate on any deferred interest to the extent permitted by law, and (ii) exercise of the Deferral Option only converts the SASD into a partial zero coupon bond with the same yield to maturity. Moreover, the Deferral Option does not undermine the
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
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Trust's right to enforce the payment of principal and interest on schedule, since the Deferral Option is, in effect, part of the interest payment schedule. Therefore, the Deferral Option should not have an adverse impact on the classification of the SASD as indebtedness of the Company.

         D.       Conclusion.

                  Although the issue is not entirely free from doubt, based on all of the foregoing and assuming that the "BBB-" investment grade rating of the Series A Capital Securities by Thomson Bank Watch is persuasive evidence that
(i) the Company, as borrower, is adequately capitalized, and (ii) there is a reasonable expectation that the Company will be able to service the SASD and make all payments of principal and interest as and when due under the terms of the SASD, and subject to all other assumptions, qualifications and caveats set forth herein, we are of the opinion that, under present law, the SASD will be classified as indebtedness of the Company for United States federal income tax purposes.

                    ----------------------------------------

         Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Series A Subordinated Debentures, the Series A Capital Securities, the Common Securities or any transactions related to or contemplated by such
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Legg Mason Wood Walker, Incorporated
c/o CIBC Oppenheimer
________, 1998
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issuance. This opinion may not be relied upon by any party other than the addressees hereof.

         The opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                                     Very truly yours,